UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2013

SPECTRUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35006	93-0979187
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11500 S. Eastern Ave., Ste. 240

Henderson, NV 89052

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (702) 835-6300

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 3, 2013, Spectrum Pharmaceuticals, Inc. (the “Company”), entered into an Amendment (the “Amendment”) to the License and Collaboration Agreement, dated February 2, 2010, as amended, by and between the Company and Topotarget A/S, a Danish corporation (“Topotarget”). Under the Amendment, among other things, the parties agreed to restructure the agreement to provide the Company with the right and the responsibility to manufacture (either through itself or one or more contract manufacturers) clinical, commercial and named patient supplies of Belinostat world-wide for an initial period from the amendment effective date through the date that is five (5) years from the new drug application approval date and Topotarget being relieved of its existing responsibility regarding the same. Additionally, the parties agreed for Topotarget to purchase its requirements from the Company based on periodic forecasts and at cost plus percentage for such supplies. After the initial period, absent notices of termination, the supply arrangement shall continue for renewable periods.

The foregoing description of Amendment does not purport to be complete and is qualified in its entirety by Amendment, filed as Exhibit 99.1 hereto and incorporated herein by reference. As noted on the Exhibit Index and Exhibit 99.1, the Company has submitted a FOIA confidential treatment request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, requesting that it be permitted to redact certain portions of the Amendment.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Amendment to License and Collaboration Agreement, dated October 3, 2013, by and between the Registrant and Topotarget A/S. (Confidential portions omitted and filed separately with the U.S. Securities and Exchange Commission pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2013

SPECTRUM PHARMACEUTICALS, INC.

	By:	/s/ Kurt A. Gustafson
Kurt A. Gustafson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Amendment to License and Collaboration Agreement, dated October 3, 2013, by and between the Registrant and Topotarget A/S. (Confidential portions omitted and filed separately with the U.S. Securities and Exchange Commission pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.)